UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2021

First Reserve Sustainable Growth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40169	86-1662498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Harbor Drive, Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 661-6601

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant	FRSG U	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FRSG	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FRSG W	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

First Reserve Sustainable Growth Corp., a Delaware corporation (the “Corporation”), was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”). The Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) provides that, prior to the consummation of the initial Business Combination, the Corporation must provide all holders of shares of the Corporation’s Class A Common Stock included as part of the units sold in the Corporation’s initial public offering (“Offering Shares”) with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, the Charter for cash equal to the applicable redemption price per share determined in accordance with the Charter; provided, however, that the Corporation may not redeem or repurchase Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Securities Exchange Act of 1934, as amended (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination.

In accordance with Financial Accounting Standards Board Accounting Standards Codification 480, “Distinguishing Liabilities from Equity,” redemption provisions not solely within the control of the Corporation require common stock subject to redemption to be classified outside of permanent equity. In the Corporation’s (i) balance sheet as of March 9, 2021 included in the Corporation’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2021 (the “March 9, 2021 Balance Sheet”), (ii) financial statements as of March 31, 2021 and for the period from January 22, 2021 (inception) through March 31, 2021 included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on June 15, 2021 (the “Q1 2021 Financial Statements”), and (iii) financial statements as of June 30, 2021, for the three months ended June 30, 2021 and for the period from January 22, 2021 (inception) through June 30, 2021 included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 17, 2021 (the “Q2 2021 Financial Statements” and, together with the March 9, 2021 Balance Sheet and the Q1 2021 Financial Statements, the “Financial Statements”), the Corporation classified a portion of its Class A Common Stock in permanent equity, or total stockholders’ equity, because the Corporation did not consider redeemable stock classified as temporary equity as part of net tangible assets. After discussion and evaluation, the Corporation has concluded that all of its Class A Common Stock subject to possible redemption should be classified in temporary equity.

On November 19, 2021, the Audit Committee of the Board of Directors of the Corporation concluded, after discussion with the Corporation’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify all of the Corporation’s Class A Common Stock subject to possible redemption in temporary equity. The Corporation plans to reflect this reclassification of the Corporation’s Class A Common Stock subject to possible redemption in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to be filed with SEC.

The Corporation does not expect any of the above changes will have any impact on its cash position or cash held in the trust account.

The Corporation has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	First Reserve Sustainable Growth Corp.

	By:	/s/ Thomas S. Amburgey
	Name:	Thomas S. Amburgey
	Title:	Chief Financial Officer